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                                                                    EXHIBIT 21.1

                   SCHUFF STEEL COMPANY LIST OF SUBSIDIARIES

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
NAME OF ENTITY                          JURISDICTION OR ORGANIZATION

1. B & K Steel Fabrications, Inc.       Arizona

2. Addison Structural Services, Inc.    Florida

3. Addison Steel, Inc.                  Florida

4. Quincy Joist Company                 Florida

5. Six Industries, Inc.                 Texas

6. Aitken, Inc.                         Texas

7. Bannister Steel, Inc.                California

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